                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                               -------------------


We consent to the incorporation by reference in the Prospectus Supplement of Centex Home Equity Corporation relating to Centex Home Equity Loan Trust 1999-2 Centex Home Equity Loan Asset-Backed Certificates, Series 1999-2 of our report dated January 26, 1999 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts."


                                          /s/ PricewaterhouseCoopers LLP
                                          ------------------------------
                                          PricewaterhouseCoopers LLP



May 14, 1999


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